UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2015

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

First Amendment to the Asset Purchase Agreement

On April 30, 2015, Lilis Energy, Inc. (“Lilis” or the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Swan Exploration, LLC (the “Seller”). On June 9, 2015, Lilis entered into an amendment to the APA (the “First Amendment”) and agreed to acquire an additional 375 net acres from previously granted right of first refusal acreage, bringing the total undeveloped acreage being acquired to 1,015 net acres in the core area of the Wattenberg Field targeting the Niobrara and Codell formations. The additional acreage includes authorization for expenditures (“AFE”) in place for 11 new wells with an average working interest of 4.48% and a total drilling commitment of $3.2 million.

Additionally, Lilis has agreed to assign to Seller an 8% carried working interest on future drilling on the south half of an undeveloped 640-acre tract within the originally agreed upon acquisition acreage. All other terms of the agreement remain the same, with the exception of an additional $260,000 being added to the purchase price, bringing the total purchase price to $5.76 million (not including AFEs). The purchase price remains subject to pre and post-closing adjustments.

It is anticipated that the Company would pay an aggregate of approximately $4.8 million for its proportionate share of future drilling and completion costs, currently in varying stages of development pursuant to the outstanding AFEs which includes the $3.2 million mentioned above.

To accommodate the updated terms, the closing of the acquisition has been extended and is anticipated to occur on or prior to June 19, 2015, subject to final due diligence and satisfaction of customary closing conditions.

Item 7.01 – Regulation FD Disclosure

On June 10, 2015, the Company issued a press release announcing the entry into the First Amendment. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and the press release attached hereto as Exhibit 99.1 is being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.2*	First Amendment to the Asset Purchase and Sale Agreement dated as of June 9, 2015, between Lilis Energy, Inc. and Swan Exploration, LLC.
99.1	Press Release of Lilis Energy, Inc. dated June 10, 2015.

*	Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain schedules to the exhibit. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.2*	First Amendment to the Asset Purchase and Sale Agreement dated as of June 9, 2015, between Lilis Energy, Inc. and Swan Exploration, LLC.
99.1	Press Release of Lilis Energy, Inc. dated June 10, 2015.

*	Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain exhibits and schedules to the exhibit. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.

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